UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 7, 2017

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On August 7, 2017, Cliffs Natural Resources Inc., an Ohio corporation (the “Company”), entered into a first supplemental indenture (the “Supplemental Indenture”), to the indenture, dated as of February 27, 2017 (the "Base Indenture," and, together with the Supplemental Indenture, the "Indenture"), in each case, among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), relating to the additional issuance by the Company of an aggregate principal amount of $575 million of 5.75% Senior Notes due 2025 (the “New Notes”). The New Notes constitute an additional issuance of the Company's 5.75% senior guaranteed notes due March 1, 2025, $500 million aggregate principal amount of which were issued on February 27, 2017 (the "Initial Notes" and, together with the New Notes, the "Notes"). The New Notes were sold on August 7, 2017 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).
The Initial Notes and the New Notes will be treated as a single class of notes for all purposes under the Indenture, and will be substantially identical in all respects to the Initial Notes, except for the issue price and issue date. The Notes will bear interest at a rate of 5.75% per annum, which is payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2017. The Notes mature on March 1, 2025.
The Notes are the Company’s general unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Notes are effectively subordinated to the Company’s existing or future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are guaranteed on a senior unsecured basis by the Company’s material direct and indirect wholly-owned domestic subsidiaries and, therefore, are structurally senior to any of the Company’s existing and future indebtedness that is not guaranteed by such guarantors and are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.
The terms of the Notes are governed by the Indenture, which contains customary covenants that, among other things, limit the Company’s and its subsidiaries' ability to create liens on property that secure indebtedness, enter into sale and leaseback transactions and merge, consolidate or amalgamate with another company. Upon the occurrence of a “change of control triggering event,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Company may redeem the Notes, in whole or in part, on or after March 1, 2020, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, and prior to March 1, 2020, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. The Company may also redeem up to 35% of the aggregate principal amount of the Notes on or prior to March 1, 2020 at a redemption price equal to 105.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption with the net cash proceeds of one or more equity offerings.
The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes issued under the Indenture to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.
The foregoing summary of the Base Indenture and Supplemental Indenture is not complete and is qualified in its entirety by reference to the text of the Base Indenture and the Supplemental Indenture, copies of which are filed hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
Joinder to Registration Rights Agreement
In connection with the issuance of the New Notes, the Company, the Guarantors and Credit Suisse Securities (USA) LLC, as the initial purchaser, enter into a joinder, dated as of August 7, 2017 (the "RRA Joinder"), to the registration rights agreement, dated as of February 27, 2017, among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representative for the initial purchasers of the Initial Notes (the "Initial Registration Rights Agreement," and together with the RRA Joinder, the "Registration Rights Agreement"). Pursuant to the terms of the RRA Joinder, the holders of the New Notes are entitled to the benefits of the Registration Rights Agreement.
Under the Registration Rights Agreement the Guarantors agreed, for the benefit of the holders of the Notes, that they will, subject to certain exceptions (1) within 365 days after the closing date of the Initial Notes offering, file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for notes (the “Exchange Notes”) registered under the Securities Act, which shall also be guaranteed by the Guarantors, with terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), (2) promptly after the effectiveness of the registration statement for the offer to exchange, offer the Exchange Notes in exchange for surrender of the Notes and (3) keep the offer to exchange open for not less than 20 business days after the date the notice of the offer to exchange is mailed to holders of the Notes. Under certain circumstances, the Company has agreed to file a shelf registration statement under the Securities Act with respect to the resale of the Notes.
If the Company does not comply with certain of its obligations under the Registration Rights Agreement, subject to limitations set forth in the Registration Rights Agreement, the Company will be required to pay additional interest to holders of the Notes in an amount equal to 0.25% per annum on the principal amount of the Notes, for the first 90 days following such default. Thereafter, the amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default is cured, up to a maximum amount of 1.00% per annum.
The foregoing summary of the Initial Registration Rights Agreement and the RRA Joinder is not complete and is qualified in its entirety by reference to the text of the Initial Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 27, 2017, and the RRA Joinder, a copy of which is filed hereto as Exhibit 4.3, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms of the Base Indenture, the Supplemental Indenture and the Notes are summarized in Item 1.01 of this Form 8-K and are incorporated into this Item 2.03 herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1
Indenture, dated as of February 27, 2017, among Cliffs Natural Resources Inc., the guarantors parties thereto, and U.S. Bank National Association, as trustee, including Form of 5.75% Senior Notes due 2025 (filed herewith)

4.2
First Supplemental Indenture, dated as of August 7, 2017, among, Cliffs Natural Resources Inc., the guarantors parties thereto, and U.S. Bank National Association, as trustee, including Form of 5.75% Senior Notes due 2025 (filed herewith)

4.3
Joinder to Registration Rights Agreement, by and among Cliffs Natural Resources Inc., each of the Guarantors named therein and Credit Suisse Securities (USA) LLC, as Representative of the Several Initial Purchasers, dated August 7, 2017 (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

Date:	August 7, 2017	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1
Indenture, dated as of February 27, 2017, among Cliffs Natural Resources Inc., the guarantors parties thereto, and U.S. Bank National Association, as trustee, including Form of 5.75% Senior Notes due 2025 (filed herewith)

4.2
First Supplemental Indenture, dated as of August 7, 2017, among, Cliffs Natural Resources Inc., the guarantors parties thereto, and U.S. Bank National Association, as trustee, including Form of 5.75% Senior Notes due 2025 (filed herewith)

4.3
Joinder to Registration Rights Agreement, by and among Cliffs Natural Resources Inc., each of the Guarantors named therein and Credit Suisse Securities (USA) LLC, as Representative of the Several Initial Purchasers, dated August 7, 2017 (filed herewith)